SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

LIGHTCOLLAR, INC.

(Exact name of Company as specified in its charter)

Nevada	333-103621	42-1771342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
PO Box 973, #264 3rd Ave. West SK, Canada S0K-4L0
(Address of principal executive offices)
Phone: (306) 228-3262
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

.[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIGHTCOLLAR, INC.

Form 8-K

Current Report

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On May 22, 2014, Mr. Matveev Anton, was appointed to the Company’s Board of Directors and as the Chairman of the Board.

The following sets forth biographical information for Mr. Matveev Anton is set forth below:

Matveev Anton. age 35: Mr. Anton is currently the Chief Executive Officer and Vice President for INTER-FON Solutions, a company that he co-founded in 2009.  Previously, Mr. Anton worked with Mega Line, a start-up VOIP integration firm that specialized in international businesses. While there, Mr. Anton assisted in the establishment of direct sales and support presence in Eastern Europe and Latin America. Mr. Anton, also created and managed the research and development department which helped ensure successful compatibility of client software and hardware through VOIP solutions.  From 2004 to 2006, Mr. Anton was the lead manager for the global communications department at Globile. With Mr. Anton’s experience in technology and compatibility solutions the Board of Directors believes that Mr. Anton will be a valuable asset to the Company going forward.

Item  8.01 – Other Events

On May 22, 2014, Board of Directors of the Company increased the number of directors of the Company from one (1) director to five (5) directors.

Item 9.01 – Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
17.1	Acceptance of Matveev Anton as a Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTCOLLAR, INC. Date: May 23, 2014 By: /s/ Matveev Anton Matveev Anton Chairman of the Board